Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-257380 of our reports dated February 26, 2026, relating to the financial statements of First Advantage Corporation and the effectiveness of First Advantage Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Atlanta, GA

February 26, 2026